     As filed with the Securities and Exchange Commission on April 13, 2000.

                                                              Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-0001

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         AMERICAN EAGLE OUTFITTERS, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                       13-2721761
    (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
              (Address of Registrant's principal executive offices)


                         AMERICAN EAGLE OUTFITTERS, INC.
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Dale E. Clifton
            Vice President, Controller, and Chief Accounting Officer
                         American Eagle Outfitters, Inc.
                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                 (724) 776-4857
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                             Neil Bulman, Jr., Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                            Columbus, Ohio 43215-6194
                                 (614) 227-2219

                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                               Proposed Maximum    Proposed Maximum     Amount of
Title of Securities            Amount to be     Offering Price    Aggregate Offering   Registration
to be Registered                Registered        Per Share*            Price*             Fee*
---------------------------------------------------------------------------------------------------
Common stock, $.01 par value    4,000,000          $30.125           $120,500,000        $31,812
---------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of American Eagle Outfitters, Inc. Common Stock as reported on the Nasdaq National Market System on April 12, 2000.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of American Eagle Outfitters, Inc. Common Stock, without par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information concerning the 1999 Stock Incentive Plan of American Eagle Outfitters, Inc., a Delaware corporation, ("American Eagle" or the "Company"), specified in Part I, will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not a part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         American Eagle incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

         1. Annual Report on Form 10-K for the fiscal year ended January 29, 2000, filed April 12, 2000.

         2. The description of American Eagle common stock which is contained in American Eagle's Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by American Eagle pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Article Seventh of American Eagle's Certificate of Incorporation provides that American Eagle shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he was a director, officer, or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall indemnify against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith. Without limiting the generality of the foregoing, the Company may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in Article Seventh.

         Article Seventh expressly states that neither the amendment nor repeal of the By-Laws or the Certificate of Incorporation shall adversely affect any right to indemnification for acts occurring prior to such amendment or repeal. The right of indemnification and advancement of expenses provided by Article Seventh is not exclusive of any other rights of indemnification or advancement of expenses that may be available.

         All indemnification rights in Article Seventh and Article IX of American Eagle's By-Laws are contract rights. If any provision of Article IX is held invalid, illegal or unenforceable, the remaining provisions of Article IX shall not be affected. An indemnitee also may elect, as an alternative to the
Article IX procedures, to follow procedures authorized by applicable corporate law or statute. Article IX sets forth specific procedures for the advancement of expenses and for the determination of entitlement to indemnification.

         Advancement of expenses are to be paid by the Company within 20 days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances provided that the claimant delivers an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified. To obtain indemnification, a claimant shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine and to what extent the claimant is entitled to indemnification. In the event the determination of entitlement is to be made by Independent Counsel as set forth in the Certificate of Incorporation, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. If a claim has not been paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time bring suit against the Company to recover the unpaid amount and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.

         If a determination shall be made that the claimant is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to Article IX that the procedures and presumptions of the By-Laws are not valid, binding, and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of the By-Laws.

         (b) Under Section 145 of the Delaware Law, indemnification of any person who is or was a party or threatened to be made so in any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving as such of another corporation of other enterprise at the request of the corporation is permitted against expenses, fines and amounts paid in settlement actually and reasonably incurred by him in such proceeding where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made (unless ordered by a court) by majority vote of the disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         (c) Under Section 145 of the Delaware Law and Article IX of the By-Laws, American Eagle may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of American Eagle, or who, while serving in such capacity, is or was at the request of American Eagle, a director, officer, employee or agent of another corporation or other enterprise, against liability asserted against or incurred by such person in any such capacity whether or not American Eagle would have the power to provide indemnity under

Section 145 or the By-Laws. American Eagle has obtained insurance which, subject to certain exceptions, insures the directors and officers of American Eagle and its subsidiaries.

         (d) American Eagle is a party to indemnification contracts with its directors and certain officers which provide that such directors and officers will be indemnified to the fullest extent provided by Section 145 of the Delaware Law (or such other future statutory provision authorizing or permitting indemnification) against all expenses (including attorneys' fees), judgments, fines and settlement amounts, actually and reasonably paid or incurred by them in any action or proceeding, including any action by or in the right of American Eagle, by reason of the fact that they were a director, officer, employee or agent of American Eagle, or were serving at the request of American Eagle as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         No indemnity will be provided under such indemnification contracts (i) except to the extent that the aggregate losses to be indemnified pursuant thereto exceed the amount for which the indemnitee is indemnified pursuant to any directors and officers liability insurance purchased and maintained by American Eagle; (ii) in respect to remuneration paid to an indemnitee if it shall be determined by a final judgment that such remuneration was in violation of law; (iii) on account of any suit in which judgment is rendered against an indemnitee for an accounting of profits made from the purchase or sale by indemnitee of securities of American Eagle pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iv) on account of the indemnitee's act or omission being finally adjudged to have been not in good faith or involving intentional misconduct or a knowing violation of law; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         (e) Article Seventh of American Eagle's Certificate of Incorporation provides that a director of American Eagle shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to American Eagle or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit.

         The above discussion of American Eagle's By-Laws, Certificate of Incorporation, indemnification agreements, and of Section 145 of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such By-Laws, Certificate of Incorporation and statutes.


ITEM 7.  EXEMPTION FROM REGISTRATION

         Not applicable.

ITEM 8.  EXHIBITS

         Exhibit Number                Description
         --------------                -----------
               4(a)           American Eagle Outfitters, Inc. 1999 Stock
                              Incentive Plan (previously filed as Appendix A to
                              Definitive Proxy Statement (No. 000-23760) filed
                              with the Securities and Exchange Commission on May
                              7, 1999, and incorporated herein by reference).

               4(b)           Second Amended and Restated Certificate of
                              Incorporation of American Eagle Outfitters, Inc., as amended (previously filed as Exhibit 3.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21,
                              1999, and incorporated herein by reference).

               4(c)           Amended and Restated Bylaws (previously filed as
                              Exhibit 3.2 to Registration statement on Form S-4
                              (File No. 333-68609) filed December 9, 1998, as amended, and incorporated herein by reference).

               5       *      Opinion of Porter, Wright, Morris & Arthur LLP
                              regarding legality.

               23(a)   *      Consent of Porter, Wright, Morris & Arthur LLP
                              (included in Exhibit 5 filed herewith).

               23(b)   *      Consent of Ernst & Young LLP.

               24      *      Powers of Attorney.

----------
* Filed herewith.


ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sale are being made, as post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 13, 2000.

                                AMERICAN EAGLE OUTFITTERS, INC.


                                /s/ Laura A. Weil
                                -----------------------------------------------
                                Laura A. Weil, Executive Vice President and
                                Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                          TITLE                                   DATE
  * Jay L. Schottenstein          Chairman of the Board of Directors           April 13, 2000
-----------------------------     and Chief Executive Officer
Jay L. Schottenstein


  *George Kolber                  Vice Chairman and Chief                      April 13, 2000
-----------------------------     Operating Officer
  George Kolber


  *Roger S. Markfield             President, Chief Merchandising Officer,      April 13, 2000
-----------------------------     and Director
  Roger S. Markfield


  /s/ Laura A. Weil               Executive Vice President and Chief           April 13, 2000
-----------------------------     Financial Officer
  Laura A. Weil


  *Dale E. Clifton                Vice President, Controller and Chief         April 13, 2000
-----------------------------     Accounting Officer
  Dale E. Clifton


  *Saul Schottenstein             Vice Chairman                                April 13, 2000
-----------------------------
  Saul Schottenstein


  *Ari Deshe                      Director                                     April 13, 2000
-----------------------------
  Ari Deshe


  *Jon P. Diamond                 Director                                     April 13, 2000
-----------------------------
  Jon P. Diamond


  *Martin P. Doolan               Director                                     April 13, 2000
-----------------------------
  Martin P. Doolan


  *Michael G. Jesselson           Director                                     April 13, 2000
-----------------------------
  Michael G. Jesselson

  *Thomas R. Ketteler             Director                                     April 13, 2000
-----------------------------
  Thomas R. Ketteler


  *John L. Marakas                Director                                     April 13, 2000
-----------------------------
  John L. Marakas


  *David W. Thompson              Director                                     April 13, 2000
-----------------------------
  David W. Thompson


  *Gerald E. Wedren               Director                                     April 13, 2000
-----------------------------
  Gerald E. Wedren


  *Gilbert W. Harrison            Director                                     April 13, 2000
-----------------------------
  Gilbert W. Harrison


*  By: /s/ Laura A. Weil
      ----------------------------------------
      Laura A. Weil, attorney-in-fact for each
      of the persons indicated


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 13, 2000.


                                      AMERICAN EAGLE OUTFITTERS, INC.
                                      1999 STOCK INCENTIVE PLAN

                                      /s/ Laura A. Weil
                                      --------------------------------------
                                      By: Laura A. Weil

                           Registration No.__________


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549-0001


                                   ----------



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                                   ----------



                         AMERICAN EAGLE OUTFITTERS, INC.



                                   ----------

                                    EXHIBITS

                                   ----------

                                  EXHIBIT INDEX


        Exhibit                  Exhibit
        Number                 Description
        ------                 -----------
         4(a)     American Eagle Outfitters, Inc. 1999 Stock Incentive Plan
                  (previously filed as Appendix A to Definitive Proxy Statement
                  (No. 000-23760) filed with the Securities and Exchange
                  Commission on May 7, 1999, and incorporated herein by
                  reference).

         4(b)     Second Amended and Restated Certificate of Incorporation of
                  American Eagle Outfitters, Inc., as amended (previously filed as Exhibit 3.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21, 1999, and incorporated herein by reference).

         4(c)     Amended and Restated Bylaws (previously filed as Exhibit 3.2 to Registration statement on Form S-4 (File No. 333-68609) filed December 9, 1998, as amended, and incorporated herein by reference).

         5     *  Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

         23(a) *  Consent of Porter, Wright, Morris & Arthur LLP (included in
                  Exhibit 5 filed herewith).

         23(b) *  Consent of Ernst & Young LLP.

         24    *  Powers of Attorney.

----------
* Filed herewith.